Exhibit 10.27
Performance Share Agreement
WHEREAS, the Participant is a key associate of Diebold, Incorporated (hereinafter called the “Corporation”) or a Subsidiary; and
WHEREAS, the execution of a Performance Share Agreement (hereinafter called the “Agreement”) substantially in the form hereof has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) duly adopted on the Grant Date.
NOW, THEREFORE, subject to the terms and conditions of the 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 12, 2014) (the “Plan”), and the terms and conditions described below, the Corporation hereby confirms to the Participant the grant, effective on the Grant Date, equal to the fixed number of Performance Shares listed as “Target Units” on the Grant Detail Page subject to the terms and conditions of the Plan and the terms and conditions described below, together with the opportunity to earn up to an additional _____ of such number of Performance Shares for superior performance as described herein.
1.Definitions.
As used in this Agreement:
(a)A “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding shares of common stock of the Corporation (the “Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(a); or
(ii)Individuals who, as to the date hereof, constitute the Board (as modified by this subsection (ii), the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or
(iv)Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
(b)“Management Objectives” means goals established by the Board for the Corporation for the Performance Period covered by this Agreement as described in Section 2 of this Agreement.
(c)“Performance Period” means the period commencing on ________ and ending on ___________.
(d)“Non-GAAP Cumulative EBITDA” shall mean the sum of Non-GAAP earnings before interest, taxes, depreciation, and amortization for the three calendar years ending ____________, as determined by the Committee in its sole discretion.
(e)“Relative Total Shareholder Return” or “Relative TSR” means the return, including reinvested dividends (or as determined at the beginning of the Performance Period in such manner as is consistent with the index), shareholders earn from investing in Common Shares, relative to the return earned from an investment in all the companies comprising the Standard & Poor’s 400 Midcap Index on ________. For purposes of determining the Relative TSR, the stock price of the Corporation shall be calculated using the 20-day average closing price on the New York Stock Exchange of the Common Shares of the Corporation for the 20 trading days leading up to _________ and the 20-day average closing price on the New York Stock Exchange of the Common Shares of the Corporation for the 20 trading days leading up to and including __________.

(f)“Termination for Good Cause” means the Participant’s termination of the Participant’s employment with the Corporation or a Subsidiary as a result of the occurrence of any of the following:
(i)a change in the Participant’s principal location of employment that is greater than fifty (50) miles from its location as of the date hereof without the Participant’s consent; provided, however, that the Participant hereby acknowledges that the Participant may be required to engage in travel in connection with the performance of the Participant’s duties hereunder and that such travel shall not constitute a change in the Participant’s principal location of employment for purposes hereof;
(ii)a material diminution in the Participant’s base compensation;
(iii)a change in the Participant’s position with the Corporation without the Participant’s consent such that there is a material diminution in the Participant’s authority, duties or responsibilities; or
(iv)any other action or inaction that constitutes a material breach by the Corporation of the agreement under which the Participant provides services.
Notwithstanding the foregoing, the Participant’s termination of the Participant’s employment with the Corporation as a result of the occurrence of any of the foregoing shall not constitute a “Termination For Good Cause” unless (A) the Participant gives the Corporation written notice of such occurrence within ninety (90) days of such occurrence and such occurrence is not cured by the Corporation within thirty (30) days of the date on which such written notice is received by the Corporation and (B) the Participant actually terminates his or her employment with the Corporation prior to the three hundred sixty-fifth (365th) day following such occurrence.
(g)Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
2.Management Objectives.
The Management Objectives for the Performance Period covered by this Agreement are set forth on Exhibit A. The following applies with respect to the Management Objectives:
(a)Each Management Objective shall be evaluated separately with the total award determined based upon the Corporation’s performance against each Management Objective.
(b)In no event shall the Participant be entitled to receive more than ____ of the Performance Shares granted hereunder.
3.Grant of Performance Shares.
The Corporation hereby grants to the Participant the number of Performance Shares specified above, which may be earned by the Participant during the Performance Period as set forth in Section 4 of this Agreement.
4.Earned Shares.
The Performance Shares granted hereby shall be earned based on the level of the Corporation’s results with respect to each of the Management Objectives established for the Performance Period covered by this Agreement.
(a)The number of Performance Shares earned shall be determined based on the level of results of the Management Objectives. No additional Performance Shares shall be earned for results in excess of the maximum level of results for the Management Objectives. If results for a Management Objective are attained at interim levels of performance, a proportionate number of Performance Shares shall be earned, as determined by mathematical interpolation.

Notwithstanding the results of the Management Objectives, in the event the Corporation’s total shareholder return is negative at the end of the Performance Period, the number of Performance Shares earned attributable to TSR, if any, shall be capped at ____ of the Performance Shares granted hereunder.
(b)If two companies in the Peer Group merge, or one is acquired, the acquiring company will be included in the Peer Group. If a company merges, or is acquired by a company not in the Peer Group, the company will be removed from the Peer Group. If a company in the Peer Group files bankruptcy, that company will be placed at the bottom of the Peer Group with -100% TSR.
5.Payment of Awards.
Payment shall be made in the form of the Corporation’s Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its sole discretion. Final awards shall be paid, less applicable taxes, as soon as practicable after the receipt of audited financial statements relating to the last fiscal year of the Performance Period covered by this Agreement and the determination by the Committee of the level of attainment of each Management Objective, (but in all events by the last day of the fiscal year following the last fiscal year of the Performance Period); provided, however, that in the event the award becomes nonforfeitable pursuant to Section 6, the award (except as otherwise required under Section 13) shall be payable within 30 days of becoming nonforfeitable.
Any payment of awards due pursuant to this Agreement to a deceased Participant shall be paid to the beneficiary designated by the Participant by the latest Designation of Death Beneficiary in the form attached as Exhibit B hereto filed by the Participant with the Corporation. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Corporation.
Prior to payment, the Corporation shall only have an unfunded and unsecured obligation to make payment of earned awards to the Participant.
6.Effect of Change in Control.
In the event of a Change in Control after the Grant Date but prior to the end of the Performance Period, the Participant shall be deemed to have earned 100% of the Performance Shares granted hereunder as of the date of the Change in Control, and such earned Performance Shares shall be payable in the form of Common Shares. The Performance Shares earned under this Section 6 shall be paid to the Participant as soon as practicable following the end of the Performance Period, but in all events by the last day of the fiscal year following the last fiscal year of the Performance Period, only if the Participant remains employed by the Corporation or a Subsidiary as of the end of the Performance Period, otherwise such earned Performance Shares shall be forfeited; provided, that if, prior to the end of the Performance Period, the Participant’s employment with the Corporation or a Subsidiary is terminated by the Participant as a “Termination for Good Cause,” the Participant is terminated by the Corporation other than as a “Termination for Cause,” or the Participant’s employment with the Corporation or a Subsidiary terminates under the circumstances set forth in Section 7(a) through 7(d) hereof, then the Performance Shares earned under this Section 6 shall become immediately nonforfeitable upon such termination. Notwithstanding anything in this Section 6 to the contrary, in connection with a Business Combination the result of which is that the Corporation Common Stock and Voting Stock is exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the Performance Shares evidenced hereby and the Corporation’s obligations hereunder, or replace the Performance Shares evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the Performance Shares evidenced hereby shall become immediately nonforfeitable as of immediately prior to such Business Combination.
7.Effect of Death, Disability or Retirement.
If the Participant’s employment with the Corporation or one of its Subsidiaries should terminate under the circumstances set forth in Section 7(a) through 7(d) below, prior to the payment of an award, the extent to which the Performance Shares granted hereby shall be deemed to have been earned shall be determined as if the Participant’s employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of full months the Participant was employed during the Performance Period and the denominator of which is the total number of months in the Performance Period; provided, however, the Board, upon the recommendation of the Committee, may, in its discretion, increase payments made under the foregoing circumstances up to the full amount payable for service throughout the Performance Period:
(a)because of death;
(b)because of permanent disability;
(c)on or after the date on which the Participant attains age 65 and on such date the Participant shall have completed five (5) or more years of continuous employment with the Corporation and its Subsidiaries; or
(d)any sum of the Participant’s age and the number of the Participant’s years of continuous employment with the Corporation and its Subsidiaries on such termination date equals or exceeds 70.
8.Effect of Other Terminations of Employment; Detrimental Activity.
In the event that the Participant’s employment shall terminate prior to the payment of an award in a manner other than any specified in Section 7 hereof or if the Participant shall at any time engage in any Detrimental Activity (as defined below), the Participant shall forfeit any rights he or she may have in any Performance Shares that have not been paid out to the Participant prior to the time of such termination; provided, however, that the Board, upon recommendation of the Committee, may order payment of an award in an amount determined as in Section 7 hereof for termination for the reasons set forth in Section 7 hereof, under circumstances which warrant such exceptional treatment in the judgment of the Committee and the Board.
9.Detrimental Activity.
If the Participant, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 9(d)(v)(B)) if the Participant shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Participant shall:
(a)Return to the Corporation all Performance Shares that the Participant has not disposed of and an amount equal to all cash paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and
(b)With respect to any Performance Shares that the Participant has disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the value of such Performance Shares on the date such Performance Shares were paid out.
(c)To the extent that the amounts referred to in Section 9(a) and 9(b) above are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
(d)For purposes of this Agreement, the term “Detrimental Activity” shall include:
(i)Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service or business activity (or in any product, service or business activity which was under active development while the Participant was employed by the Corporation if such development is being actively pursued by the Corporation during the one-year period first referred to in this Section 9) for which the Participant has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.
(ii)Soliciting any employee of the Corporation or a Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.
(iii)The disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation or a Subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Participant during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.
(iv)The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.
(v)Activity that results in Termination for Cause. For the purposes of this Section 9 and Section 6, “Termination for Cause” shall mean a termination:
(A)due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or
(B)due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.
10.Shares Non-Transferable.
The Performance Shares granted hereby that have not yet been paid out are not transferable other than by will or the laws of descent and distribution.
11.Dilution and Other Adjustments.
In the event of any change in the aggregate number of outstanding Common Shares by reason of any stock dividend or stock split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall adjust the Management Objectives and/or the number of Performance Shares then held by the Participant. Such adjustments made by the Committee shall be conclusive and binding for all purposes of this Agreement.

12.Withholding Taxes.
To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with the delivery of Common Shares to the Participant or other person under this Agreement, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Participant or such other person will make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, the Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
13.Compliance with Section 409A of the Code.
To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Participant. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Participant). In particular, to the extent the Performance Shares become nonforfeitable pursuant to Section 6 and payment at such time would subject the Participant to penalties under Section 409A of the Code, then notwithstanding anything to the contrary in Section 5, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earlier of (a) the Participant’s “separation from service” with the Corporation (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s “separation of service” with the Corporation, (b) the date payment otherwise would have made under Section 5 above, or (c) the Participant’s death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
14.Employment Rights.
For purposes of this Agreement, the continuous employ of the Participant with the Corporation or a Subsidiary shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Participant any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Participant.
15.Data Protection.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
16.Amendments.
Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant with respect to the Performance Shares without the Participant’s consent.
17.Plan and Capitalized Terms.
This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan or on the Grant Detail Page (which is a part of this Agreement) as the context so requires.
18.Validity.
If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or under any circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
19.Governing Law.
This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.

Executed as of the _______________.

DIEBOLD, INCORPORATED

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the Performance Shares granted hereunder on the terms and conditions set forth herein and in the Plan.

Date:
Participant